Exhibit 10.47

CONFIDENTIAL
Our Ref: WBG/06/3707
Date  : 5 July 2006

BAK International Limited
BAK Industrial Park,
Kuichong Street, Longgang District,
Shenzhen, China.

Attention: Mr. Yongbin Han, Vice President

Dear Sirs,

Re:   Facility Letter

We, CITIC Ka Wah Bank Limited (the “Bank”), are pleased to offer you (the “Borrower”) the general banking facilities (the “Facilities”) on the following terms and conditions.

1.	Facilities

1.1	The facilities are available by way of the following:

Extent of Facilities

Documentary Credit (“L/C”) Facility plus Trust Receipt (“T/R”) Facility (120 days inclusive of usance period) plus Negotiation of Export Bills under L/C with discrepancies supported by Letter of Indemnity Facility (“NEGT”) up to the extent of USD6,000,000.00.

[within which:
Packing Credit Facility (“P/L”) up to the extent of USD3,000,000.00.]

Remarks:
i.	Utilization of the above trade facilities is subject to 20% cash margin placed with the Bank.
ii.	The above trade facilities is used for purchase of raw materials.
iii.	Maximum tenor of P/L is 120 days and maximum amount is 70% of export L/C amount.
iv.	P/L is against lodgment of the export L/C.

1.2

The Facilities will be subject to periodic review, as the Bank deems fit at its sole and absolute discretion. The Facilities shall expire and be repayable forthwith as and when the Bank has given the Borrower notice of termination. Nevertheless, the Bank reserves the right at its sole and absolute discretion to increase, reduce, cancel and/or demand repayment of the Facilities or any part or parts thereof at any time to be effective forthwith by notice to the Borrower.

CONFIDENTIAL
Our Ref: WBG/06/3707
Borrower: BAK International Limited

2.	Interest

2.1	Interest will be charged on the Facilities, subject to fluctuation, at the following rate (the “Contract Rate”):

Contract Rate
1.5% over and above Hong Kong Inter Bank Offered Rate (“HIBOR”) per annum as quoted by the Bank on the first day of each period, subject to market availability.

2.2

Interest will accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365-day year for Hong Kong Dollar of 360-day year for United States Dollar or according to the market practice for calculation of other currencies.

3.	Charges and Commissions

3.1	Charges and commissions will be levied and payable as set out in the following table. Once paid, such charges and commissions shall not be refundable under any circumstances.

Charges and Commissions
i.	Commission for Import and Export Bills charged at 1/4% on the first USD50,000.00 or equivalent and 1/16% thereafter shall be paid per each transaction.
ii.	Arrangement Fee of USD3,000.00 shall be payable by the Borrower to the Bank upon acceptance of this Facility Letter.

3.2

Notwithstanding anything herein contained, the Bank reserves the right to vary the amount of the charges and commissions set out in the aforesaid table from time to time at the Bank’s absolute discretion by giving prior written notice.

3.3	If applicable, the Borrower is also required to pay those charges set out in the Banking Charges Schedule published by the Bank from time to time.

4.	Repayment

4.1	Without prejudice to Clause 1.2, the Facilities together with accrued interest shall be repaid according to the following Repayment Schedule:

Repayment Schedule
Each advance together with accrued interest shall be repaid on or before the date specified in the relevant application.

5.	Default Interest

5.1	The Bank reserves the right to collect default interest on any sum (whether principal or interest) overdue and not paid under any of the Facilities at the following rate:

CONFIDENTIAL
Our Ref: WBG/06/3707
Borrower: BAK International Limited

Default Interest Rate
4% per annum over and above the Contract Rate.

5.2

Default interest shall be calculated on basis of the actual number of days elapsed and a 365-day year for Hong Kong Dollar or 360-day year for United States Dollar or according to the market practice for calculation of other currencies.

6.	Security

6.1	The Facilities are granted against the following securities (the “Securities”)

Security
i.

A Corporate Guarantee from Shenzhen BAK Battery Company Limited (the “Corporate Guarantor”) for repayment of principal amount up to the extent of USD6,000,000.00 and accrued interest and default interest thereon and all other costs and expenses.

ii.

A Personal Guarantee from Xiangqian Li (the “Personal Guarantor”) for repayment of principal amount up to the extent of USD6,000,000.00 and accrued interest and default interest thereon and all other costs and expenses.

6.2	The Bank reserves the right to request for any additional securities as the Bank may deem fit at its sole and absolute discretion from time to time.

6.3

Nothing in this Facility Letter shall release, terminate or invalidate any security given or security document signed before the date of this Facility Letter. If there is any such security or security document, the same shall continue to secure the Facilities granted or to be granted under this Facility Letter.

7.	Conditions Precedent

7.1	The Facilities will be available for drawing when the Bank has received the following documents in form and substance satisfactory to the Bank:

Documents
i.

The duplicate copy of this Facility Letter duly signed by the Borrower indicating its acceptance of the Facilities on terms and conditions set out herein and duly signed by the Corporate Guarantor and the Personal Guarantor.

ii.	Borrower’s Board Resolutions and Shareholders’ Resolutions certified by any director(s) of the Borrower.
iii.	General Commercial Agreement duly signed by the Borrower.

CONFIDENTIAL
Our Ref: WBG/06/3707
Borrower: BAK International Limited

iv.	Guarantee and Indemnity duly executed by the Corporate Guarantor together with Board Resolutions and Shareholders’ Resolutions (if applicable).
v.	Guarantee and Indemnity duly signed by the Personal Guarantor.
vi.	Guarantor/ Security Provider (Individual) Acknowledgement duly signed by the Personal Guarantor.
vii.	Certified true copies of identity documents of all authorized signers of the Borrower and the Corporate Guarantor.
viii.	Supporting Documents given by the Corporate Guarantor:

	a)	Certificate of Approval;
	b)	Business License;
	c)	Up-to-date Articles of Association; and
	d)	List of all directors and shareholders.

If any one of the above-mentioned documents are submitted in copies, certified as true and complete copies by legal representative plus a seal is required.
ix.

A legal opinion to be issued by the Bank’s appointed lawyer in China on the validity and enforceability of the Guarantee and Indemnity given by the Corporate Guarantor in form and substance satisfactory to the Bank. All cost should be borne by the Borrower.

x.	The Corporate Guarantee from the Corporate Guarantor to be filed with State Administration of Foreign Exchange (SAFE).
xi	Certified true copy of Memorandum and Articles of Association of the Borrower.
xii	Certified true copy of Business Registration Certificate of the Borrower.
xiii.	Certified true copy of Certificate of Incorporation of the Borrower.
xiv.	Any other documents as may reasonably be requested by the Bank from time to time.

8.	Language

8.1	The Chinese version of the Facility Letter, if produced, is for reference only and if there is any conflict between the English and Chinese version, the English version shall prevail.

9.	Governing Law

9.1

The Facility Letter shall be governed by the laws of Hong Kong SAR. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong SAR as regards any claim or matter arising hereunder.

Kindly sign and return to us the duplicate copy of this Facility Letter to indicate your acceptance of this credit facility arrangement by 26 July 2006 and if not accepted by that date, unless extended by us at our sole and absolute discretion, this offer will be deemed to have lapsed.

CONFIDENTIAL
Our Ref: WBG/06/3707
Borrower: BAK International Limited

Should you have any queries on the completion of the required documents, please do feel free to contact our Ms. Daphne Fong at 3603 2047. For queries on banking arrangements, please contact our Ms. Betty Loo at 2909 6202 or Mr. Silas Ma at 2909 6617 at any time.

Yours faithfully,

For and on behalf of	For and on behalf of
CITIC Ka Wah Bank Limited	CITIC Ka Wah Bank Limited

/s/ Billy Wong	/s/ Benson Lee

Billy Wong	Benson Lee
Manager	Senior Vice President and Group Head
Credit Administration	China Corporates, HK